Exhibit 32.2
CERTIFICATION

The certification set forth below is being submitted in connection with the Quarterly Report of CVS Health Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2022 (the “Report”) solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
I, Shawn M. Guertin, Executive Vice President and Chief Financial Officer of the Company, certify that, to the best of my knowledge:
1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 2, 2022	/S/ SHAWN M. GUERTIN
Shawn M. Guertin
Executive Vice President and Chief Financial Officer